EXHIBIT 23.1



     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statements listed at Exhibit 99.2 of Eaton Vance Corp. (the Company) on Forms S-8 and S-3 of our report dated November 26, 1996 appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 1996.


     DELOITTE & TOUCHE LLP

     Boston, Massachusetts
     January 8, 1997


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